Exhibit 99.1

UNITED STATES DISTRICT COURT
FOR THE SOUTHERN DISTRICT OF FLORIDA

)
UNITED STATES OF AMERICA,	)
Plaintiff,	)
	)	No.
v.	)
)
AMERICAN EXPRESS BANK	)
INTERNATIONAL,	)	DEFERRED PROSECUTION
	)	AGREEMENT
Defendant,	)
)

Defendant American Express Bank International (“AEBI”), an Edge Act Corporation, by and through its attorneys, Debevoise & Plimpton LLP, pursuant to authority granted by its Board of Directors, and the United States Department of Justice, Criminal Division (hereinafter, “the United States”), enter into this Deferred Prosecution Agreement (the “Agreement”).

1.             AEBI shall waive indictment and agree to the filing of a ONE (1) count information in the United States District Court for the Southern District of Florida, Miami, charging it with failing to maintain an effective anti-money laundering program, in violation of Title 31, United States Code, Sections 5318(h)(1) and 5322(a).

2.             AEBI accepts and acknowledges responsibility for the conduct of its employees as set forth in the Factual Statement attached hereto and incorporated by reference herein as Appendix A (hereinafter, “Factual Statement”).

3.             AEBI expressly agrees that it shall not, through its attorneys, board of directors, agents, officers or employees, make any public statement contradicting any statement of fact contained in the Factual Statement.  Any such contradictory public statement by AEBI, its attorneys, board of directors, agents, officers or employees, shall constitute a breach of this Agreement as governed by Paragraph 12 of this Agreement, and AEBI would thereafter be subject to prosecution pursuant to the terms of this Agreement.  The decision of whether any statement by any such person contradicting a fact contained in the Factual Statement will be imputed to AEBI for the purpose of determining whether AEBI has breached this Agreement shall be in the sole and reasonable discretion of the United States.  Upon the United States’ notification to AEBI of a public statement by any such person that in whole or in part contradicts a statement of fact contained in the Factual Statement, AEBI may avoid breach of this Agreement by publicly repudiating such statement within 48 hours after notification by the United States.   This paragraph is not intended to apply to any statement made by any individual in the course of any criminal, regulatory, or civil case initiated by a governmental or private party against such individual.  In addition, consistent with AEBI’s obligation not to contradict any statement of fact set forth in Appendix A, AEBI may take good faith positions in litigation involving any private party.

4.             AEBI agrees that it, in accordance with applicable laws: (a) shall provide to the United States, on request, any relevant document, electronic data, or other object concerning matters relating to this investigation in AEBI’s possession, custody and/or control.  Whenever such data is in electronic format, AEBI shall provide access to such data and assistance in operating computer and other equipment as necessary to retrieve the data.  This obligation shall not include production of materials covered by the attorney-client privilege or the work product doctrine; and (b) shall in all material aspects completely, fully and timely comply with all legal

2

obligations, record keeping and reporting requirements imposed upon it by the Bank Secrecy Act, 31 U.S.C. §§ 5311 through 5330 and all Bank Secrecy Act implementing regulations.

5.             The United States has determined that it could institute a criminal or civil forfeiture action against certain funds laundered through certain accounts.  AEBI further acknowledges that in excess of $55,000,000.00 may have been involved in transactions in accounts in violation of Title 18, United States Code, Sections 1956, 1957, and 1960 and, therefore at least some or all funds deposited in such accounts could be forfeitable to the United States pursuant to Title 18, United States Code, Sections 981 and 982.  AEBI recognizes that in lieu of the United States instituting a civil or criminal forfeiture action against at least certain of those funds, it hereby expressly agrees to settle and does settle any and all civil and criminal forfeiture claims presently held by the United States against those funds for the sum of $55,000,000.00.

6.             In consideration of AEBI’s remedial actions to date and its willingness to: (i) acknowledge responsibility for the conduct of its employees as detailed in the Factual Statement; (ii) continue its cooperation with the United States; (iii) demonstrate its future good conduct and full compliance with the Bank Secrecy Act and all of its implementing regulations, including, but not limited to, the remedial actions itemized in Paragraph 9 below; and (iv) settle any and all civil and criminal claims currently held by the United States, its agencies, and representatives against the funds referred to in Paragraph 5 above for the sum of $55,000,000.00, the United States shall recommend to the Court, pursuant to 18 U.S.C. § 3161(h)(2), that prosecution of AEBI on the Information filed pursuant to Paragraph 1 be deferred for a period of twelve (12) months.  AEBI shall consent to a motion, the contents to be agreed by the parties, to be filed by the United States with the Court promptly upon execution of this Agreement, pursuant to 18 U.S.C. § 3161(h)(2), in which the United States will present this Agreement to the Court and

3

move for a continuance of all further criminal proceedings, including trial, for a period of twelve (12) months, for speedy trial exclusion of all time covered by such a continuance, and for approval by the Court of this deferred prosecution.  AEBI further agrees to waive and does hereby expressly waive any and all rights to a speedy trial pursuant to the Sixth Amendment of the United States Constitution, Title 18, United States Code, Section 3161, Federal Rule of Criminal Procedure 48(b), and any applicable Local Rules of the United States District Court for the Southern District of Florida for the period that this Agreement is in effect.

7.             AEBI hereby further expressly agrees that any violations of the federal money laundering laws and/or the Bank Secrecy Act pursuant to 18 U.S.C. §§ 1956, 1957, 1960 and 31 U.S.C. §§ 5313, 5318 and 5322, that were not time-barred by the applicable statute of limitations as of the date of this Agreement, either by statute or any previously executed Tolling Agreement, the terms of which are hereby incorporated into this Agreement, may, in the sole reasonable discretion of the United States, be charged against AEBI within six (6) months of any breach of this Agreement, or any event which renders this Agreement null and void, notwithstanding the expiration of any applicable statute of limitations.

8.             The United States agrees that if AEBI is in full compliance with all of its obligations under this Agreement, the United States, within thirty (30) days of the expiration of the time period set forth in Paragraph 6 above, shall seek dismissal with prejudice of the information filed against AEBI pursuant to Paragraph 1 and this Agreement shall expire and be of no further force or effect.   Notwithstanding the preceding sentence, the parties agree that if AEBI’s business operations are sold to a party or parties unaffiliated with AEBI as of the date hereof, whether by sale of stock, merger, consolidation, sale of a significant portion of its assets, or other form of business combination, or otherwise undergoes a direct or indirect change of control within the

4

term of this Agreement, the Information shall be dismissed with prejudice and all other obligations of AEBI under this Agreement, other than the obligations set forth in paragraph 4(a), shall terminate upon the closing of any such transaction or the occurrence of such change of control.

9.             AEBI has agreed to implement certain remedial measures designed to fully comply with the Bank Secrecy Act, including but not limited to, the terms and conditions of the Board of Governors of the Federal Reserve System’s Cease and Desist Order and Order of Assessment of Civil Money Penalty Issued Upon Consent Pursuant to the Federal Deposit Insurance Act, as Amended, Docket Number 07-017-B-EC, and the Department of the Treasury, Financial Crimes Enforcement Network’s Consent to the Assessment of Civil Money Penalty, No. 2007-1, the terms of which are hereby fully incorporated into this Statement of Facts and related Deferred Prosecution Agreement, as they relate to AEBI.

10.           AEBI and the United States understand that the Agreement to defer prosecution of AEBI must be approved by the Court, in accordance with 18 U.S.C. § 3161(h)(2).   Should the Court decline to approve a deferred prosecution for any reason, both the United States and AEBI are released from any obligation imposed upon them by this Agreement and this Agreement shall be null and void.

11.           Should the United States determine during the term of this Agreement that AEBI has committed any federal crime commenced subsequent to the date of this Agreement, AEBI shall, in the sole reasonable discretion of the United States, thereafter be subject to prosecution for any federal crimes of which the United States has knowledge.  Except in the event of a breach of this Agreement, the parties agree that all criminal investigations arising from: (a) the facts contained in, connected to, or involving the accounts described in the Factual Statement; (b) other accounts

5

that were the subject of grand jury subpoenas in the course of this investigation, as well as AEBI’s efforts to comply with grand jury subpoenas issued in the course of the investigation; and (c) AEBI’s AML/BSA compliance program, including AEBI’s compliance with the BSA’s suspicious activity reporting requirements, that have been, or could have been, conducted by the United States prior to the date of this Agreement, shall not be pursued further as to AEBI or any of its parents, affiliates, successors, or related companies, and that the United States will not bring any additional charges against AEBI or any of its parents, affiliates, successors, or related companies, relating to these matters.

12.           Should the United States determine that AEBI has committed a willful and material breach of any provision of this Agreement, the United States shall provide written notice to AEBI of the alleged breach and provide AEBI with a two-week period, or longer at the reasonable discretion of the Assistant Attorney General in charge of the Criminal Division, in which to make a presentation to the Assistant Attorney General to demonstrate that no breach has occurred or, to the extent applicable, that the breach is not willful or material or has been cured.  The parties hereto expressly understand and agree that should AEBI fail to make a presentation to the Assistant Attorney General within such time period, it shall be presumed that AEBI is in willful and material breach of this Agreement.  The parties further understand and agree that the Assistant Attorney General’s exercise of reasonable discretion under this paragraph is not subject to review in any court or tribunal outside of the Department of Justice. In the event of a breach of this Agreement which results in a prosecution, such prosecution may be premised upon any information provided by or on behalf of AEBI to the United States at any time, unless otherwise agreed when the information was provided.

6

13.           AEBI agrees that, if AEBI’s business operations are sold to a party or parties unaffiliated with AEBI as of the date hereof, whether by sale of stock, merger, consolidation, sale of a significant portion of its assets, or other form of business combination, or otherwise undergoes a direct or indirect change of control within the term of this Agreement, AEBI shall include in any contract for sale or merger a provision binding the purchaser/successor to the obligations described in Paragraph 4(a) of this Agreement regarding cooperation with the Department of Justice.

14.           It is further understood that this Agreement is binding on AEBI and the United States Department of Justice, but specifically does not bind any other federal agencies, or any state or local authorities, although the United States will bring the cooperation of AEBI and its compliance with its other obligations under this Agreement to the attention of state or local prosecuting offices or regulatory agencies, if requested by AEBI or its attorneys.

15.           It is further understood that this Agreement does not relate to or cover any criminal conduct by AEBI other than the conduct or accounts described in paragraph 11.

16.           AEBI and the United States agree that, upon acceptance by the Court, this Agreement and an Order deferring prosecution shall be publicly filed in the United States District Court for the Southern District of Florida.

17.           This Agreement sets forth all the terms of the Deferred Prosecution Agreement between AEBI and the United States.  No promises, agreements, or conditions shall be entered into and/or are binding upon AEBI or the United States unless expressly set forth in writing, signed by the United States, AEBI’s attorneys, and a duly authorized representative of AEBI. This Agreement supersedes any prior promises, agreements or conditions between AEBI and the United States.

7

Acknowledgments

I, Simon E. Amich, the duly authorized representatives of American Express Bank International, hereby expressly acknowledge the following: (1) that I have read this entire Agreement; (2) that I have had an opportunity to discuss this Agreement fully and freely with American Express Bank International’s attorneys; (3) that American Express Bank International fully and completely understands each and every one of its terms; (4) that American Express Bank International is fully satisfied with the advise and representation provided to it by its attorneys; and (5) that American Express Bank International has signed this Agreement voluntarily.

American Express Bank International

August 6, 2007	/s/ Simon E. Amich
DATE	SIMON E. AMICH
President & Chief Executive Officer
American Express Bank International

Counsel for the American Express Bank International

The undersigned are outside counsel for AEBI.  In connection with such representation, we acknowledge that: (1) we have discussed this Agreement with our client; (2) that we have fully explained each one of its terms to our client; (3) that we have fully answered each and every question put to us by our client regarding the Agreement; and (4) we believe our client completely understands all of the Agreement’s terms.

August 6, 2007	/s/
DATE	MARY JO WHITE
BRUCE E. YANNETT
ANDREW J. CERESNEY
Debevoise & Plimpton LLP
Attorneys for American Express Bank International

8

On Behalf of the Government

ALICE FISHER
Assistant Attorney General, Criminal Division
United States Department of Justice

August 6, 2007		/s/ Richard Weber
DATE	By:	RICHARD WEBER, Chief
Asset Forfeiture and Money Laundering Section
U.S. Department of Justice, Criminal Division

August 6, 2007		/s/ John W. Sellers
DATE	By:	JOHN W. SELLERS
Trial Attorney
Asset Forfeiture and Money Laundering Section
U.S. Department of Justice, Criminal Division

August 6, 2007		/s/ Thomas J. Pinder
DATE	By:	THOMAS J. PINDER
Trial Attorney
Asset Forfeiture and Money Laundering Section
U.S. Department of Justice, Criminal Division

9

Factual Statement

1.             American Express Bank International (AEBI) is an Edge Act Corporation, whose primary business activity is the provision of private banking services to wealthy Latin American clients.  AEBI has total assets of approximately $1 billion.  The Federal Reserve Bank of Atlanta regulates AEBI.  AEBI was originally headquartered in New York, New York, and in June 1985, opened a branch office in Miami, Florida.  In or about July 1997, AEBI’s headquarters were relocated from New York to Miami.

2.             The Bank Secrecy Act (“BSA”), 31 U.S.C. § 5311 et seq., and its implementing regulations, which Congress enacted to address an increase in criminal money laundering activities utilizing financial institutions, require domestic banks, insured banks and other financial institutions to maintain programs designed to detect and report suspicious activity that might be indicative of money laundering, terrorist financing and other financial crimes, and to maintain certain records and file reports related thereto that are especially useful in criminal, tax or regulatory investigations or proceedings.

3.             The U.S. Department of Justice, Criminal Division, Asset Forfeiture and Money Laundering Section, and the U.S. Drug Enforcement Administration, have determined that from December 1999 through April 2004, American Express Bank International wilfully violated the anti-money laundering requirements of the Bank Secrecy Act (BSA) and its implementing regulations.  The violations at AEBI were serious and systemic and allowed millions of dollars of financial transactions involving proceeds from the sale of illegal narcotics to be conducted by others through AEBI accounts.

4.             Investigators have identified specific accounts AEBI accounts (hereinafter referred to as “the Targeted Accounts”) which they believe were used to launder more than $55 million of drug proceeds by and through the “Black Market Peso Exchange,” the mechanics of

United States v. American Express Bank International
Deferred Prosecution Agreement Factual Statement

which are explained further below.  In addition to the Targeted Accounts, investigators identified numerous other AEBI private banking accounts that were controlled by apparently legitimate South American businesses, but held in the names of offshore shell corporations and used to process “parallel currency exchange market” transactions originating from South America. South American parallel currency exchange markets are saturated with drug proceeds and represent a high risk of money laundering to financial institutions around the world, particularly U.S. based financial institutions.  Despite knowing of this risk, AEBI personnel allowed certain customers to use accounts at AEBI to process such transactions even though the bank had little ability to monitor or control the transactions in these accounts.

The “Black Market Peso Exchange” and
Drug Money Laundering through Parallel Currency Exchange Markets

5.             The Black Market Peso Exchange (“BMPE”) is a trade-based money laundering system through which South American “money brokers” facilitate a non-regulated currency exchange of United States dollars for local South American currency.  The money broker stands between South American drug cartels on one side, and South American importers on the other. The drug cartels, particularly in Colombia, hold large quantities of United States dollars –derived from retail drug trafficking in the United States – that they need to convert into local currency (i.e., Colombian pesos) for their illicit use in South America.  On the other side, South American businesses often require United States dollars to pay for imported goods or services, but to avoid government scrutiny, import duties, sales and income taxes, red tape, and the often less-favorable exchange rates associated with the official currency exchange mechanisms, they seek to purchase these dollars from an “unregulated exchange.”

6.             Under Colombian foreign exchange laws, a Colombian who needs to purchase United States currency to pay for imports is legally required to do this through the “regulated” or “formal” currency exchange market.  Accordingly, non-financed, United States dollar payments for goods imported into Colombia must occur by one of three methods:  (1) transactions through Colombian financial institutions regulated by the Banco de la República; (2) transactions through formal currency exchange houses licensed by the Superintendencia Bancaria to engage in international currency transfers; or (3) transactions from a dollar denominated account at a foreign bank, called a “Cuenta Corriente de Compensación” (current compensation account) that is registered in the importer’s name with the Banco de la República.

7.             All dollar payments for imported goods on the formal exchange market are supposed to be reported to the Banco de República and the Direccion de Impuestos y Aduanas Nacionales (“DIAN”), which is the Colombian customs and taxing authority.  The legitimacy of all payments for all import goods is corroborated through formal declarations that must be filed with the banks and are forwarded to the DIAN.  In theory, these declarations should match, dollar for dollar, the declared value of the imported goods, as stated on the Colombian customs entry documents for those goods, which are also retained by the DIAN.  Although Colombians can legally purchase United States currency on the so called “non-regulated,” “free,” or “parallel” currency exchange market for such things as personal use, travel, and minor personal investments, they cannot use the parallel exchange market to purchase United States dollar payments for imported goods.

8.             That Colombian businesses are required to use the formal currency exchange market for import and export activities is common knowledge in Colombia.  Nonetheless, these legal requirements are often circumvented by businesses which, for the most part, introduce goods into Colombia by under-reporting the true value of imported goods or by importing the goods into Colombia without reporting them.  These Colombian businesses usually have to pay for their goods with United States dollars, but they obtain such dollars on the parallel exchange market, thereby avoiding the reporting requirements of the formal exchange market and disguising the evasion of customs duties, sales taxes, and income taxes.  The portion of the parallel exchange market that caters to this is referred to as the “black” currency exchange market for two reasons.  First, they are designed to promote and disguise these widespread smuggling operations and the related tax evasion.  Second, a significant source of “unregulated” dollars in Colombia and other South American countries is drug trafficking.  That dollar payments for smuggled goods in South American countries originates primarily from drug trafficking activity is common knowledge in Colombia, and other Latin America and Carribean countries.

9.             Having set forth the reasons why imported goods and foreign services are often paid for with drug proceeds, the next step is to explain how those drug proceeds end up in the United States banking system, ultimately transferred to bank accounts of United States exporters and other entities that sell goods and services in South America (typical BMPE accounts) or, in a somewhat different BMPE scheme, routed to personal savings and investment accounts held in the United States by South Americans (flight capital accounts, generally held in the names of offshore shell corporations).

10.           In the typical BMPE currency exchange transaction, a BMPE money broker meets with Colombian drug traffickers who hold large amounts of retail drug proceeds in the form of United States dollars in the United States and other places.  These drug proceeds may be waiting in stash-houses or have already been laundered into the United States financial system by the drug trafficking organizations.  The BMPE broker agrees to purchase drug dollars from the drug traffickers with Colombian pesos at a heavily discounted exchange rate.  The BMPE broker then finds Colombian or other South American customers – usually businesses that seek United States dollars to pay for imports or other foreign services – and sells the Colombian or South American customers the right to use the drug dollars.  The BMPE broker may also sell those dollars to South Americans seeking to maintain U.S. dollar investments in the United States and elsewhere outside their home countries.   In either case, the broker negotiates a dollar/peso exchange rate with his Colombian and South American customers at rates lower than the formal currency exchange market rates, but higher than the broker paid for the dollars.  The Colombian and South American customers inform the broker where the United States dollars purchased need to be delivered.  This information is passed on to a money laundering organization in the United States or elsewhere that executes the delivery.

11.           In the typical BMPE transaction, the purchased drug proceeds will be wire transferred to the specific bank account of a United States or foreign company that sold goods or services to the broker’s Colombian or South American customer.  Once the United States dollars are delivered to their United States or foreign destination, the broker gives his Colombian or other South American customers proof the dollars were sent (e.g., copies of the United States dollar wire transfer requests or confirmations).  The Colombian or other South American customers pay the broker the equivalent in Colombian pesos at the previously negotiated exchange rate.  In turn, the broker transfers any pesos he receives from his customers to the drug trafficking organization that sold him the United States dollars, and the broker retains the profit he made on the exchange transactions.

12.           Thus, without using any formal currency exchange mechanism, drug cartels exchange the drug dollars they own in the United States and elsewhere for Colombian pesos or other South American currency that they can spend in South America (thereby avoiding the risks associated with smuggling the drug dollars out of the U.S. and converting the dollars to pesos). On the other side of the transaction, again without using any formal currency exchange mechanism, Colombian or other South American businesses and individuals exchange pesos for United States dollar payments that originate in the United States to pay for the purchase of goods imported into Colombia or other South American countries, services from foreign companies, or to fund personal investment accounts in the United States or elsewhere, without having to pay taxes or be subject to government scrutiny.

BMPE Transactions at AEBI

13.           AEBI knowingly allowed South American customers to use accounts at the bank to process parallel currency exchange market transactions, many of which turned out to be BMPE transactions.  Both types of accounts (traditional BMPE accounts and flight capital accounts held in offshore corporate names) were characterized by the same type of suspicious incoming funds transfers:  dozens, sometimes hundreds, of sources of incoming funds (typically wire transfers) from persons and entities completely unrelated to the account holder.  In many cases, the financial transactions were inconsistent with the nature of the account holder’s business as understood by bank personnel.   A large amount of funds were received into the accounts under circumstances suggesting they were drug proceeds.  In addition, hundreds of thousands of dollars of drug proceeds were transferred to the Targeted Accounts directly from law enforcement agents, who in an undercover capacity, were “working for” Colombian money brokers and drug traffickers.

Anti Money Laundering and Bank Secrecy Act Requirements

14.           Pursuant to Title 31, United States Code, Section 5318(h)(1) and 12 C.F.R. § 211.5(m)(1), AEBI is required to establish and maintain an anti-money laundering (AML) compliance program that, at a minimum:  (a) provides internal policies, procedures, and controls designed to guard against money laundering; (b) provides for an individual or individuals to coordinate and monitor day-to-day compliance with the BSA and AML requirements; (c) provides for an ongoing employee training program; and (d) provides for independent testing for compliance conducted by bank personnel or an outside party.  Fundamental laws establishing anti-money laundering obligations of banking organizations in the United States include the Bank Secrecy Act (“BSA”), 31 U.S.C. § 5311 et seq.; the Money Laundering Control Act of 1986 (codified in relevant part at 18 U.S.C. §§ 1956 and 1957); and the USA PATRIOT Act of 2001, which significantly amended both laws and extended an anti-money laundering program requirement beyond federally insured deposit institutions to all types of financial institutions.

15.           AEBI’s location in South Florida has been designated a High Intensity Drug Trafficking Area, and AEBI provides private banking services to high net worth individuals living in Latin America, a region known as a source for illegal narcotics.  Therefore, AEBI is operating under a high-risk of money laundering.  Although AEBI is subject to the same laws and regulations under the Bank Secrecy Act as other domestic banks, it is required to use enhanced diligence with respect to the products and services it provides to its unique customer base.

16.           The Bank Secrecy Act specifically requires banks, including AEBI, to file with the Department of Treasury and, in some cases, appropriate Federal law enforcement agencies, a Suspicious Activity Report (“SAR”), in accordance with the form’s instructions, when the type of activity described in Paragraphs 4 through 13 above is detected.  See 31 U.S.C. § 5318(g), 31 C.F.R. § 103.18, and 12 C.F.R. § 211.5k.  The requirement became effective on April 1, 1996. According to the form’s instructions, AEBI was required to file a SAR with the Department of Treasury’s Financial Crimes Enforcement Network (“FinCEN”), reporting any transaction conducted or attempted by, at, or through the bank, if it involved or aggregated at least $5,000 in funds or other assets, and the bank knew, suspected, or had reason to suspect that:

(i)   The transaction involved funds derived from illegal activities or was intended or conducted in order to hide or disguise funds or assets derived from illegal activities (including, without limitation, the ownership, nature, source, location, or control of such funds or assets) as part of a plan to violate or evade any federal law or regulation or to avoid any transaction reporting requirement under federal law or regulation.

(ii)   The transaction was designed to evade any requirements promulgated under the Bank Secrecy Act.

(iii)   The transaction had no business or apparent lawful purpose or was not the sort in which the particular customer would normally be expected to engage, and the bank knew of no reasonable explanation for the transaction after examining the available facts, including the background and possible purpose of the transaction.

17.           The investigation into this matter has determined that the primary cause of

AEBI’s failure to identify, prevent and report the activity described in Paragraphs 4-13 is that, at least through April 12, 2004, AEBI’s Anti-Money Laundering (AML) program contained serious and systemic deficiencies in critical areas required by the Bank Secrecy Act and its implementing regulations.  The following summarizes the serious and systemic deficiencies uncovered through this investigation:

•                                          AEBI failed to exercise sufficient control over accounts held in the names of offshore bearer share corporations, and until 2004 had no policy or procedure requiring beneficial owners of such accounts to certify in writing their continued ownership of the bearer shares.

•                                          AEBI failed to conduct a risk assessment of its operations until 2002, and consequently was unable to and did not identify and monitor its highest-risk banking products and transactions.

•                                          AEBI failed to develop and maintain an account monitoring program that was adequately designed to identify, detect, report and prevent suspicious activities.

•                                          AEBI failed to monitor adequately the source of funds sent to customer accounts to identify suspicious activities.

•                                          AEBI failed to independently verify information on clients provided by private bank relationship managers.

•                                          AEBI failed to provide compliance personnel with authority to identify and prevent suspicious and high-risk banking activities.

•                                          AEBI failed to maintain an audit program reasonably designed to ensure the bank’s compliance with BSA / AML laws and regulations.

1994 Department of Justice Settlement Agreement

18.           In 1994, AEBI was involved in a significant money laundering case and consequently operates under the background of a Department of Justice Settlement Agreement. On November 18, 1994, AEBI entered into a Settlement Agreement with the Department of Justice relating to the Bank’s compliance with the Bank Secrecy Act and anti-money laundering regulations and statutes.  The settlement grew out of a related indictment and conviction in June 1994 of two of AEBI’s employees as a result of a U.S. Customs Service investigation into cartel leader Juan Garcia Abrego.(1)  This Settlement Agreement also followed a Cease and Desist Order and Civil Penalty between AEBI and the Federal Reserve dated November 1, 1993.  As part of the Settlement, the Department of Justice withdrew and dismissed a civil money laundering complaint it filed against AEBI and did not file criminal charges against the bank. AEBI also agreed to a substantial monetary penalty, comprised of the withdrawal of AEBI’s claim to a $30 million client account that served as collateral for $19 million in AEBI loans, the forfeiture of $7 million, a $7 million penalty, and the bank’s agreement to spend no less than $3 million on the development and implementation of policies, procedures, and training in order to assure compliance with the government’s BSA/AML regulations and statutes.

19.           The enhanced compliance requirement of the Settlement Agreement focused on the weaknesses in standard procedures for screening new clients.  The Settlement Agreement broadly required AEBI to:

•              implement an enhanced AML and BSA compliance program;

(1) United States v. Aguirre-Villagomez, et al., United States v. Giraldi, 86 F.3d 1368 (5th Cir. 1996); United States v. Castaneda-Cantu, 20 F.3d 1325 (5th Cir. 1994).

•                                          expend $3 million on the development and implementation of policies, procedures, training and audit;

•                                          retain independent consultants to conduct a thorough review of AEBI’s compliance program;

•                                          promote a fully functioning and adequately staffed compliance program, with specific emphasis on:

•                                          implementation of policies, procedures, and programs designed to ensure conformity to the requirements of the Bank Secrecy Act and the money laundering statutes;

•                                          improvement of the bank’s “know your client” policies and procedures;

•                                          training of all employees of AEBI on a regular basis on the Bank Secrecy Act and the money laundering statutes, and the “know your client” policies of AEBI; and

•                                          evaluation of the sufficiency of existing internal audit and control procedures for identifying possible violations of the Bank Secrecy Act, the money laundering statutes, and the “know your client” policies of AEBI.

Significant Bank Secrecy Act Program Failures at AEBI

Know Your Customer Deficiencies

20.           Compliance with the SAR reporting requirements of the Bank Secrecy Act necessitates an integrated Know Your Customer Program (KYC Program).  An integrated KYC Program necessarily forms the heart of any adequate anti-money laundering program.  The Federal Reserve has advised banks, including AEBI, that an effective KYC program should incorporate the following principles into the association’s business practices:

a.                                       Determine the true identity of all customers requesting services;

b.                                      Determine the customer’s source(s) of funds for transactions;

c.                                       Determine the particular customer’s normal and expected transactions;

d.                                      Monitor customer transactions to determine if they are consistent with the normal and expected transactions for that customer or for similar categories or classes of customers;

e.                                       Identify customer transactions that do not appear to be consistent with normal and expected transactions for that particular customer or for customers in similar categories or classes; and

f.                                         Determine if a transaction is unusual or suspicious and, if so, report those transactions.

Bearer Share Corporate Accounts

21.           Almost all of the Targeted Accounts of AEBI shared the characteristic of being held in the names of “bearer share corporations” incorporated in offshore jurisdictions, such as the British Virgin Islands (BVI).  Bearer share corporations are owned by the person or entity holding, or “bearing,” the unregistered corporate common stock.  There are no formal procedures for transferring ownership of a bearer share corporation’s stock certificates to another, and linking any person to such a corporation is difficult.  Accordingly, professional money launderers and other criminals frequently use such corporations to open offshore and domestic bank accounts to deposit illicit money.  Bearer share structures make it extremely difficult for banks (and law enforcement) to know the actual owners of accounts and to satisfy the Know Your Customer requirements.  One example amongst the Targeted Accounts at AEBI was an account controlled by a Colombian national, but held in the name of an offshore (BVI) bearer share corporation, which was in turn controlled by three other bearer share corporations, which in turn had given the Colombian national a power of attorney, authorizing him to control the financial affairs and bank accounts of the original bearer share corporation.  This individual processed millions of dollars in what appear to be BMPE transactions through AEBI accounts.

22.           In addition to the Targeted Accounts, the Bank had numerous other accounts held in the names of offshore shell corporations, many controlled through bearer shares.  Many of these accounts were beneficially owned and controlled by supposedly legitimate corporations in South America.  There are few, if any, legitimate reasons why an established business concern would need or want to conduct financial transactions through secret accounts held in the names of offshore shell corporations.  Yet, law enforcement has found that the presence of such accounts is endemic to international private banking in the United States, including at AEBI.

AML Risk Assessment

23.           Because of AEBI’s location in South Florida, a designated High Intensity Drug Trafficking Area, and its provision of private banking services to high net worth individuals living in Central and South America, a region known as a source for illegal narcotics, AEBI is considered to be operating under a high risk of money laundering.  Yet no bank of substantial size can possibly monitor every single transaction and every single account.  Thus, most banks conduct a formal and detailed risk assessment of each of its products, transactions, services, geographic locations, etc., and then tailor their limited AML and BSA resources to specifically monitor and control those areas identified as the highest risk.

24.           Prior to May 2002, AEBI did not conduct a risk assessment of its operations and products and consequently failed to identify high-risk areas for enhanced monitoring.  Based on the high risk of both Private Banking and the country risk associated with a large majority of AEBI’s clientele, some type of risk assessment is expected as a regulatory and supervisory matter.

Activity Monitoring

25.           Prior to 2004, AEBI relied upon a proprietary software system, called the Client Activity Monitoring System or “CAMS,” to monitor accounts for suspicious activity.  Yet CAMS was only capable of identifying accounts that had breached preset parameters for external debits and total holdings, not for identifying suspicious activity patterns.

26.           The bank’s written KYC policies and procedures set out a clear expectation that bank employees assess their client’s transactions and ensure that those transactions remain consistent with the client’s usual business and activities and make economic sense based on their knowledge of the client’s source of wealth and use of funds.  To that end, AEBI Relationship Managers (RM’s) were tasked with conducting a monthly review of the activity occurring in all transaction accounts under their management using Activity Analysis Reports and Activity Detail Reports distributed by Compliance with the goal of identifying any activity which appeared to be out of pattern for the client or which required additional investigation.  However, law enforcement identified a number of examples of red flag activity or suspicious activity that was unmonitored and unquestioned by AEBI, particularly with respect to the questionable source of funds from South American parallel currency exchange market activity.  The primary cause of this failure is that AEBI’s account monitoring system and the detail reports provided to the RM did not identify the country of origin or the source of incoming funds.  This failure contributed significantly to the RM’s failure to identify the massive amounts of parallel market transactions occurring in AEBI accounts.

27.           Even in situations where accounts breached parameters and CAMS flagged the account for review by the RM, the bank failed to effectively investigate the account activity.  In general, the RM’s were not given reports with sufficient transaction information to allow them to effectively review the activity in the account.  On a number of occasions, instead of doing further investigation, RM’s simply informed Compliance that the activity in the account was consistent with the RM’s knowledge of the client’s business.  No real review was conducted by the RM, and Compliance did not independently look at the account activity to corroborate what the RM was reporting.

28.           The “Rules Based” as opposed to a “Risk Based” approach of monitoring activity, coupled with reliance on the RM to provide the assessment of the quality of account flows, without independent review and corroboration, was ineffective and caused AEBI to fail to identify, prevent, and report suspicious activity.  Given that the account monitoring at AEBI was not a risk-based program, it was even more critical for AEBI’s compliance personnel to independently review the account activity.  Yet, the limited “independent reviews” conducted by Compliance were confined to those accounts that had exceeded external debit parameters; to the extent no exceptions were noted all activity was deemed to be appropriate.

Deficiencies in Independent Review of Account Activity

29.           As part of AEBI’s policies and procedures for account activity monitoring, Compliance personnel were supposed to perform spot checks or independent reviews of accounts that breached parameters.  AEBI’s compliance personnel maintained a log of the accounts reviewed and the results.  This log recorded the name of the responsible RM, the account name, the parameter breached (holdings, activity- external debits, or both), and the comments or explanations of the activity causing the breach.  A review of this log showed significant deficiencies in AEBI’s “independent review” process.

30.           AEBI’s local compliance officer was permitted to exempt accounts from activity monitoring based only on the judgment of the compliance officer.  Of the total number of accounts reviewed, the Compliance officer had exempted numerous accounts from the review process, many of which were commercial accounts held in offshore corporate names.  There were some instances of accounts that had consistently breached parameters for over 21 months and went without review by Compliance for that same time.  Compliance frequently justified the exemption based on the fact that the account was commercial in nature.

31.           It is apparent that AEBI failed to adequately review accounts during these reviews.  One of the Targeted Accounts, for example, was reviewed through this process in July 2003.  The compliance officer conducting the review explained that the parameter breach occurred because the customer had received payments from corporate sales.  Yet the reviewer failed to note that during that month there were several unexplained incoming wire transfers, one of which, unbeknownst to the reviewer, came from a DEA undercover account and was drug money.

32.           Some of the accounts being reviewed by Compliance were being used to conduct heavy commercial activity as well as high-risk foreign exchange transactions.  A sample of accounts reviewed for parameter breaches showed a significant number of accounts with commercial activity.  Also, the comments provided illustrated that independent reviews were not actually being conducted by Compliance, but rather were based on the uncorroborated information provided by the RM.

Source of Funds

33.           As discussed above, bank personnel recognized the importance of knowing a client’s source of wealth.  However, the CAMS system did not consider or monitor source of wealth.  Further, CAMS only monitored for breaches in preset parameters:  it did not identify or monitor the country of origin or destination of funds flowing in and out of the accounts.  Even the Activity Detail Reports produced by CAMS offered little in the way of detail.  The information CAMS provided on incoming wires did not include originator information, so the bank was unable to monitor or review the source of funds sent into an account.  Similarly, the information provided for check deposits, even pouch deposits containing dozens of third-party checks, included only the total deposit amount, and the date and type of deposit.

Reactionary Suspicious Activity Reports

34.           A review of the Suspicious Activity Reports filed by AEBI shows a reactive nature in the Bank’s reporting.  From 1996 through 2004, only three SARs were filed as a result of monitoring. Given the nature of the high risks associated with Private Banking and specifically with the majority of the client base in countries presenting a high-risk of money-laundering, the nominal amount of filings that resulted from activity monitoring are very small and represent an ineffective account monitoring program.

BMPE Exceptions

35.           AEBI’s particular risk to money laundering through parallel currency exchange transactions and the BMPE is heightened (1) because many of its clients are high net worth individuals resident in high risk countries in Latin America, such as Colombia, often deriving their wealth from commercial activities; (2) due to its character as a banking organization primarily engaged in providing private banking services to non-resident aliens; and (3) as a private bank.  As early as November 1999, Private Banking was identified as a high-risk area in the fight against money laundering.(2)

36.           AEBI personnel were well aware of the BMPE and the prevalent use of the BMPE by Colombian businessmen and the nature of transactions which may be associated with the BMPE.  Bank personnel also demonstrated sophisticated knowledge and understanding of parallel currency exchange markets.  They also were aware that it was common knowledge in South America, particularly Colombia, that the parallel exchange markets were funded at least in part with drug money and that there were two main reasons to use the parallel markets:  1) tax avoidance; and 2) a better exchange rate.  At the same time, these AEBI personnel considered the parallel exchange market a “fact of life” in South America - not something to be prevented or reported - but something that any financial institution providing banking services to wealthy South Americans would have to accommodate in the ordinary course of business.

37.           The U.S. Department of the Treasury’s Financial Crimes Enforcement Network (FinCEN), has published extensive guidance on the BMPE to financial institutions, including AEBI.  In November 1997, FinCEN issued Advisory Number 9, to “alert banks and other depository institutions to a large-scale, complex money laundering system being used extensively by Colombian drug cartels to launder the proceeds of narcotics sales.”  That Advisory was followed by a second in June 1999, Issue Number 12, to provide “banks and other depository institutions with additional information concerning the Black Market Peso Exchange system.” In sum, these Advisories provided valuable information for banks to identify BMPE activity and

(2) Testimony of Richard A. Small, Assistant Director, Division of Banking Supervision and Regulation, Vulnerability of Private Banking to Money Laundering Activities, Before the Permanent Subcommittee on Investigations, Committee on Governmental Affairs, U.S. Senate, November 10, 1999

provided details of “red flags” that should alert banks to BMPE activity.  AEBI was well aware of the BMPE, providing extensive coverage of the topic in its AML and BSA training materials.

38.           United States and foreign corporations that do a significant volume of business with Colombian and other South American companies, and their domestic financial institutions, can identify BMPE dollar payments for exports or services because the BMPE dollar payments received for the goods or services sold to Colombia or other South American customers rarely come from the customer directly.  Generally, these BMPE dollar payments are:  (1) made in the United States or foreign country with bulk cash (often delivered by local “couriers”);  (2) involve the delivery of structured money orders, traveler’s checks, cashier’s checks, or bank checks (each usually under $10,000 in value), (3) involve checks drawn from United States banks in the name of, or negotiated by, some person or company not readily identifiable with the United States exporter’s customer; or (4) are in the form of wire transfers from United States bank accounts that are not in the Colombian or other South American customer’s name.  Third-party wire transfers constitute the most common form of BMPE dollar payments.  A common thread in all forms of BMPE payments is that they rarely come directly from the person or company that ultimately receives credit for the payment (i.e., the Colombian importer or customer).

American Express Bank International’s Remedial Actions

39.           The criminal investigation into the beneficial owners of the Targeted Accounts continues.  Throughout this part of the investigation, AEBI’s cooperation with law enforcement has been outstanding.

40.           AEBI has devoted considerable resources to correct the identified BSA and AML deficiencies, and employees who failed to take vigorous action to support compliance efforts have either left AEBI or left their positions.  AEBI has also identified, reported, and ultimately closed accounts used to process suspicious transactions, including each of the Targeted Accounts.  As part of that effort, AEBI has:

•                                          Contracted with AML and BSA compliance experts to:  (1) assist AEBI in conducting a comprehensive review of AEBI’s BSA and AML programs; (2) conduct a “look-back” analysis of high-risk accounts and transactions, and to file SARs where appropriate; and (3)  make recommendations for restructuring AEBI’s BSA and AML compliance programs, including the development of enhanced BSA and AML polices and procedures.

•                                          Implemented improved policies related to high-risk accounts.

•                                          Enhanced its Compliance department, staffed by more than 12 full-time employees, who are exclusively engaged in BSA and AML compliance.

•                                          Significantly enhanced its transaction monitoring process.

•              Conducted additional training on BMPE and other BSA and AML compliance issues.

41.           AEBI is committed to complying with its BSA and AML responsibilities and to cooperating with law enforcement.